Exhibit (k)(vi)

Destra Capital Management LLC

One North Wacker Drive

48th Floor

Chicago, Illinois 60606

April 2, 2018

VIA EMAIL

Tekla Funds

100 Federal Street, 19th Floor

Boston, MA 02110

Re:  Assignment/Written Consent

Dear Laura Woodward:

Due to an internal business matter, the management at Destra Capital Management LLC (“DCM”), the parent company of Destra Capital Investments LLC (“Destra”), has determined to assign all of Destra’s rights and interests in and to, and obligations under that certain Support Services Agreement, dated as of January 1, 2016 by and among Destra, Tekla World Healthcare Fund, Tekla Healthcare Opportunities Fund, Tekla Healthcare Investors and Tekla Life Sciences Investors (the “Agreement”), to Destra Capital Advisors LLC, a registered investment adviser that is wholly-owned by DCM.

Neither the assignment nor your consent to such assignment will change the terms of the Agreement and the Agreement will remain in full force and effect.  DCM represents and warrants that after such assignment, where required by U.S. regulatory requirements, certain services under the Agreement will be performed by DMC’s affiliated U.S.-registered broker-dealer.

Should you have any questions, please do not hesitate to contact the undersigned at (312) 843-6171.

Sincerely,

/s/Dominic Martellaro
Dominic Martellaro
Chief Executive Officer

Destra Capital Management

One North Wacker Drive Chicago, IL 60606

experience rises above the noise	o 877.855.3434
destracapital.com

Consent

April 2, 2018

The undersigned hereby consents to the assignment of that certain Support Services Agreement dated as of January 1, 2016 by and among Destra Capital Investments LLC, Tekla World Healthcare Fund, Tekla Healthcare Opportunities Fund, Tekla Healthcare Investors and Tekla Life Sciences Investors (the “Agreement”), from DestraCapital Investments LLC to Destra Capital Advisors LLC, and agrees that such Agreement shall remain in full force and effect, provided that where required by U.S. regulatory requirements, certain services under the Agreement will be performed by Destra’s affiliated U.S.-registered broker-dealer.

Tekla World Healthcare Fund

By:	/s/Laura Woodward
Name:Laura Woodward
Title:Chief Compliance Office and VP Fund Administration

Tekla Healthcare Opportunities Fund

By:	/s/Laura Woodward
Name:Laura Woodward
Title:Chief Compliance Office and VP Fund Administration

Tekla Healthcare Investors

By:	/s/Laura Woodward
Name:Laura Woodward
Title:Chief Compliance Office and VP Fund Administration

Tekla Life Sciences Investors

By:	/s/Laura Woodward
Name:Laura Woodward
Title:Chief Compliance Office and VP Fund Administration